May 2, 2003



Colmena Corporation
Crystal Corporate Center
2500     North Military Trail
Suite  225-D
Boca Raton, Florida 33431



Attn:  Anthony Q. Joffe, President

This is to advise you, The Muczko Group, is here by terminating, effective immediately, the letter of intent, dated February 25, 2003 by and between Colmena Corporation and the Muczko Group/Matrix International.




/s/ John Muczko /s/

Representative of the Muczko Group



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